EXHIBIT 99.7

FORBEARANCE AGREEMENT

BY AND AMONG

SOUTHWALL TECHNOLOGIES INC.

AND

PACIFIC BUSINESS FUNDING,
A DIVISION OF CUPERTINO NATionaL BANK

FORBEARANCE AGREEMENT

This Forbearance Agreement (`Forbearance Agreement') is entered into on this 18th day of December 2003, at Cupertino, California, by and among the following parties: PACIFIC BUSINESS FUNDING, a division of CUPERTINO NATIONAL BANK, (`PBF'); SOUTHWALL TECHNOLOGIES INC., a Delaware corporation (`STI').

RECITALS

    STI was and is a Delaware corporation

    PBF's business includes extensions of credit in the form of factoring of accounts receivable. On or about May 16, 2003, PBF agreed to factor accounts of STI pursuant to certain written agreements between the parties. From time to time thereafter, PBF advanced moneys to STI in various amounts and under certain terms and conditions. Said advances were made pursuant to the certain instruments, documents and agreements (hereinafter `Factoring Documents') executed and delivered to PBF by STI, including the following:

      That certain DOMESTIC FACTORING AGREEMENT dated May 16, 2003, together with all exhibits and schedules thereto, including without limitation that certain written SCHEDULE 1 TO DOMESTIC FACTORING AGREEMENT, together with that certain written Amendment to the Domestic Factoring dated June 16, 2003, and that certain written AMENDMENT TO DOMESTIC FACTORING AGREEMENT executed in October 2003 (collectively the `Domestic Factoring Agreement').

      That certain EXPORT-IMPORT BANK FACTORING AGREEMENT dated May 16, 2003, together with all exhibits and schedules thereto including without limitation that certain written SCHEDULE 1 TO EXPORT-IMPORT BANK FACTORING AGREEMENT, together with that certain written Amendment to the Export-Import Factoring Agreement dated June 16, 2003 (collectively the `Ex-Im Factoring Agreement').

      That certain written Intellectual Property Security Agreement dated May 16, 2003 (the `IP Security Agreement').

      That certain UCC Financing Statement, which Financing Statement was filed on or about July 30, 2001 in the records of the State of Delaware as Instrument No. 1082062-6

      That certain written Export Import Bank of the United States Working Capital Guarantee Program Borrower Agreement; and

      Other Related Documents.

    As of December 11, 2003, the principal outstanding in respect to the obligations of STI to PBF under the Domestic Factoring Agreement was $1,478,052.92 plus attorneys fees incurred by PBF in connection with STI's default under the Factoring Documents. As of the date of December 11, 2003, the amount outstanding in respect to the obligations of STI to PBF under the Ex-Im Factoring Agreement was $2,678,071.98, plus attorneys fees incurred by PBF in connection with STI's default under the Factoring Documents.

    The obligations of STI under each of the Domestic Factoring Agreement and the Ex-Im Factoring Agreement are secured by tangible and intangible assets of STI as more particularly described in the Domestic Factoring Agreement, the Ex-Im Factoring Agreement, and the IP Security Agreement. The tangible and intangible assets of STI described in said documents shall hereinafter be referred to as the `Collateral.'

    Commencing on or about November 17, 2003, and continuing thereafter, STI defaulted under each of the Domestic Factoring Agreement and the Ex-Im Factoring Agreement by breaching the Tangible Net Worth covenants in each of said agreements. Said defaults shall hereinafter be referred to as the `Defaults.'

    By reason of the Defaults, PBF is entitled to exercise its rights and remedies under the Factoring Documents, including demanding immediate repurchase of Purchased Accounts or seeking to foreclose its security interest in the Collateral.

    Prior to the execution of this Forbearance Agreement, Needham & Company, Inc. (`Needham') and STI have entered into that certain letter agreement (the `Needham Letter Agreement') dated November 11, 2003. Pursuant to the Needham Letter Agreement, Needham and Southwall, among other parties, have also entered into that certain written Investment Agreement dated December 18, 2003 (hereinafter the `Investment Agreement').

    Concurrently with the execution of this Forbearance Agreement, STI is entering into a new credit facility with PBF for an extension of credit by a loan in the maximum principal amount of $3,000,000 (the `New Loan'), which shall be guaranteed by Needham, Inc. (`Needham') with the guarantee (the `Needham Guaranty') to be secured or supported by a letter of credit (the `Needham Letter of Credit') acceptable to PBF. The terms and conditions of the New Loan shall be set forth in documents (the `New Loan Documents') acceptable to PBF in its sole discretion and executed by the parties. The New Loan Documents will include a grant to PBF of a security interest in assets of Southwall but such security interest shall be subordinate to the security interests described in Recital D above.

    STI has requested that PBF forbear from pursuing various remedies to which PBF is legally entitled as a result of the Defaults, including, but not limited to:

      Requiring immediate re-purchase of all Purchased Accounts under the Factoring Documents;

      Declining to purchase any additional accounts under the Factoring Documents; and

      Exercising PBF's rights and remedies with respect to the Collateral.

    Without waiving the Defaults or any other defaults under the Factoring Documents, PBF has agreed to continue to forbear from exercising the rights and remedies described above, but only upon the terms and conditions expressly set forth herein.

NOW THEREFORE, IN CONSIDERATION of the foregoing Recitals and the terms and conditions and agreements contained herein, the parties hereby agree as follows:

AGREEMENT

    Definitions. Capitalized terms not otherwise defined in this Forbearance Agreement shall have the meanings set forth in the Factoring Documents.

    Acknowledgment. STI acknowledges the truth and accuracy of each of the facts and legal relations contained in the Recitals to this Forbearance Agreement, including, but not limited to the following:

      By reason of the Defaults, all sums outstanding, including sums due for immediate repurchase of Purchased Accounts, under the Factoring Documents are immediately due and owing in full.

      The Defaults are and continue to be material and serious;

      As a result of the Defaults, PBF has the right to exercise its rights and remedies under the Factoring Documents and the law, including, but not limited to, rights and remedies with respect to foreclosure of security interests in the Collateral.

    Payments/Warrants. STI shall pay the following sums in good funds and issue the following warrants to PBF:

      All payments due or that may come due under the terms of the Domestic Factoring Agreement and the Ex-Im Factoring Agreement; and

      As a forbearance fee upon execution of this Forbearance Agreement, the sum of $80,000 ($20,000 of which has already been paid), plus PBF's attorneys fees and any other costs incurred as of the date hereof in connection with this Forbearance Agreement or the Defaults, and delivery of a warrant in a form acceptable to PBF for a term of five years for 250,000 shares of STI's common stock with an exercise price of $0.01 per share, such warrant to be in a form acceptable to PBF but substantially similar to the first warrant to be issued to Needham pursuant to the Investment Agreement.

    Applications of Funds. PBF may apply the funds received by it pursuant to section 3.2 above to other income or to principal, fees or other obligations owed as it deems appropriate, and in its sole discretion.

    Forbearance. PBF shall forbear from exercising its rights or remedies with respect to foreclosure of the security interests in the Collateral, imposition of the Default Interest rate or other enforcement of the Term Note and other Factoring Documents on the terms and conditions set forth herein including the following:

      The Maximum Commitment set forth in Schedule 1 of the Domestic Factoring Agreement is hereby amended to mean an amount equal to the lesser of (a) Three Million Dollars or (b) the Advance Rate; and the Maximum Commitment set forth in Schedule 1 of the Ex-Im Factoring Agreement is hereby amended to mean an amount equal to the lesser of (a) Four Million Dollars or (b) the Advance Rate.

      There shall be no default under the New Loan Documents or the Factoring Documents apart from the Defaults;

      There shall be no default, as defined in Section 11 below, under this Forbearance Agreement;

      STI shall, on or before January 31, 2004, have closed and received all funds to be paid to STI pursuant to the `Initial Equity' investment described in Article II of the Investment Agreement,

      STI shall, on or before May 5, 2004, have closed and received all funds to be paid to STI pursuant to the `Second Equity' investment described in Article II of the Investment Agreement;

      The terms of this Forbearance Agreement and the New Loan Documents control over any provisions in the Needham Letter Agreement or the Investment Agreement, and performance under the Needham Letter Agreement and Investment Agreement shall be done in a manner consistent with this Forbearance Agreement and the New Loan Documents;

      No other holder of a voluntary or involuntary lien against all or part of the Collateral shall initiate any action to foreclose or otherwise enforce such lien; and

      If not terminated earlier pursuant to section 11 below, this forbearance shall terminate on May 5, 2004, at which time the Domestic Factoring Agreement and the Ex-Im Factoring Agreement shall also be deemed to have terminated pursuant to section 10 of each of said agreements.

    Acknowledgment of Certain Material Facts. STI further acknowledges that the sums claimed by PBF in Recital C to be due and owing under the Factoring Documents are currently due and owing, that no defense to payment thereof exists, that the Factoring Documents are binding and enforceable according to their terms, and that PBF has no obligation to STI to advance further funds to STI or to purchase accounts under the Factoring Documents but continues to have the right to purchase Accounts in its sole discretion in accordance with the terms of the Factoring Documents. Agreement, all the terms and conditions of the Factoring Documents remain in full force and effect, including without limitation the grants of security interests therein.

    Audits; Inspections. Throughout the term of this Forbearance Agreement, PBF at the expense of STI may conduct audits and/or inspections of the Collateral, including STI's books, records, accounts receivable and inventory. Upon at least one business day's written notice by PBF to STI, STI shall permit representatives, agents and/or employees of PBF during normal business hours to visit, examine, audit, inspect, make copies of, have reasonable access to, and consult with, as the case may be, (i) the Collateral, (ii) STI's books and records relating to the Collateral, including the accounts receivable and/or the inventory of STI, (iii) employees or agents of STI who are familiar with STI's books and records or the information set forth therein, and (iv) such other information as PBF may reasonably request. If STI now or at any time hereafter maintains any books, accounts and/or records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, STI, upon PBF's request, shall notify such party to permit PBF free access to such books, accounts and records at all reasonable times and to provide PBF with copies of any records it may request, all at STI's expense. Said audits and inspections may be conducted as frequently as PBF determines in its sole discretion. PBF's right to conduct said audits and inspections does not excuse STI from complying with any reporting requirements contained in the Factoring Documents or this Forbearance Agreement.

    Warranty and Release. STI hereby agrees as follows:

      STI warrants and represents that to the extent STI makes any payments hereunder, at the time of each such payment, STI is fully authorized to make such payment.

      STI warrants and represents to PBF that to the best of its knowledge or information, it has and has had no claims, causes of action, demands, costs, losses or actions of any nature against PBF, whether the same have been or might have been asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

      For and in consideration of PBF's agreement set forth herein, STI hereby releases and forever discharges PBF, its affiliates, and their respective officers, directors, employees, shareholders, attorneys, agents and representatives, individually and collectively, from any and all matters arising out of the business relationships which have existed to the date hereof between PBF and STI, including any and all past, present or future claims, actions, causes of action, obligations, costs or demands, known or unknown, whether or not any such claim, action, cause of action, obligation, cost, lost or demand has been, or might have been, asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

      STI warrants and represents that it has not assigned or transferred or purported to assign or transfer to any other person or entity any claim or matter released herein and that no other person has any interest therein of any nature. In the event that STI shall have assigned or transferred, or purported to assign or transfer, or any other person shall claim an interest in any claim or other matter herein release, then the releasing party or parties shall indemnify PBF and hold it harmless from and against any and all losses, costs, claims or expenses, including but not limited to all costs related to the defense of any action, including reasonable attorneys' fees, based upon or arising out of or incurred as a result of any such claim, assignment or transfer.

      STI understands and acknowledges that if any claims or other matters herein released existed, such would be disputed by PBF. No action taken by the parties to this Forbearance Agreement, or any of them, either previously or in connection with this Forbearance Agreement shall be deemed or construed to be (a) an admission to the truth or falsity of any claims made; or (b) an acknowledgment or admission by PBF of any fault or liability whatsoever to any other party or to any third party.

      STI hereby relinquishes and waives all rights conferred upon it by the provisions of Section 1542 of the California Civil Code (or any like provision of federal or state law), which reads as follows:

    A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    STI hereby acknowledges that it is aware that it or its attorneys might hereafter discover facts different from or in addition to those which it or its attorneys now know or believe to be true with respect to any of the matters herein released, including that no such claims presently exist, and STI agrees that this instrument shall remain in effect as a full and complete release notwithstanding any such different or additional facts. STI hereby covenants that this Forbearance Agreement shall inure to the benefit of and be binding upon its representatives, successors, trustees and assigns.

    Notice of Material Events. STI hereby covenants and agrees that until the earlier of (i) payment in full of PBF of all obligations under this Forbearance Agreement, the Factoring Documents or (ii) completion by PBF of foreclosure of the security interest in the Collateral, it will, from and after the date of execution of this Forbearance Agreement, promptly give written notice to PBF of:

      Any substantial dispute which may exist between STI and any governmental or regulatory body or law enforcement authority.

      Each default hereunder and any event, which upon a lapse of time or notice or both, would reasonably be expected to become a default.

      Any other matter which has resulted or might result in a material adverse change in the financial condition or operations of STI.

      Any event which materially adversely affects the value of the Collateral, the ability of STI or PBF to dispose of the Collateral, or the rights and remedies of PBF in relation to the Collateral, including but not limited to the levy or exercise of any legal process or remedy against the Collateral or the adoption of any order, arrangement, or procedure affecting the Collateral, whether governmental or otherwise.

    Relationship of PBF and Other Parties to this Forbearance Agreement. Nothing contained in this Forbearance Agreement or in any other agreement among the parties is intended, nor shall be construed, to establish PBF as a joint venturer or partner of STI, and STI agrees to indemnify and hold PBF harmless from any and all damages resulting from any such construction of this Forbearance Agreement or any other agreement.

    Default. The occurrence of any of the following (each a `default') shall, without notice to STI and at the option of PBF, immediately terminate its forbearance under section 5 of this Forbearance Agreement and result in PBF no longer having any obligation to forbear from the exercise of any of its rights or remedies under the Factoring Documents, applicable law or otherwise, including, but not limited to, any obligation to forbear from (i) requiring immediate repurchase of all Purchased Accounts, or (ii) exercising any of PBF's rights or remedies against the Collateral, including foreclosing judicially or non-judicially to the extent permitted under the Factoring Documents or applicable law:

      The failure of STI to pay on or before the due date any payment required pursuant to this Forbearance Agreement in accordance with the terms hereof.

      Any representation or warranty to PBF herein or in any other agreement, document, instrument or certificate executed or delivered pursuant hereto or in connection with any transaction contemplated herein, which proves false or misleading in any material respect when made.

      Failure of any of STI to comply fully and timely with any of the provisions of this Forbearance Agreement.

      Breach of any of the terms and conditions of the Factoring Documents as modified herein, with the exception of the Defaults.

      The occurrence of an Event of Default under either the Loan Agreement or the Guaranty as part of the New Loan Documents.

      Expiration or termination of the Needham Letter of Credit.

      An Event of Default under the Investment Agreement.

      If either of STI or Needham before all obligations under the Factoring Documents and this Forbearance Agreement are paid in full make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for either of them, or a substantial part of the assets of either of them, or commence any proceeding under any bankruptcy or reorganization, arrangement, readjustment of debt, dissolution or liquidation, under the laws of any jurisdiction, now or hereafter in effect, or shall have such a petition or application or proceeding commenced against any of them which remains undismissed for a period of 60 days or more, or if any of them shall have made or suffered a transfer of any of their assets which transfer may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or if any of them shall have made a transfer of their respective assets to or for the benefit of a creditor.

    No Waiver of Default. By entering into this Forbearance Agreement, PBF waives none of the Defaults or any other default under the Factoring Documents nor its right to collect all obligations currently owing under either the Factoring Documents.

    Notice. Any notice given pursuant to this Forbearance Agreement shall be in writing, shall be effective upon transmission and may be given by deposit in the United States Mail, by personal delivery, by facsimile transmission or by email transmission addressed to the parties hereto as follows:

    To STI:

    Southwall Technologies Inc.

    Attn: Chief Financial Officer

    3975 East Bayshore Rd.

    Palo Alto, CA 94303

    Fax: (65) 967-8713

    Email: mseifert@southwall.com

    To PBF:

    Pacific Business Funding

    Attn: Mike Hansen

    20195 Stevens Creek Blvd., Suite 220

    Cupertino, CA 95014

    Fax: (408) 255-9313

    Email: mhansen@gbbk.com

    or to such other street address, facsimile number or email address of a party hereto as such party may designate by written notice to the other parties. Each party shall be responsible for keeping the other parties hereto apprised of any changes in the above-referenced addresses and/or fax numbers. If a party does not receive notice that an address or fax number has changed, said party may rely on the above-referenced addresses and fax numbers, and any notices sent to said addresses or fax numbers shall be deemed effective and received.

    Governing Law. This Forbearance Agreement shall be interpreted and governed by California law without giving effect to principles of conflicts of law, and the parties agree that the venue for any lawsuit relating to this Forbearance Agreement or Factoring Documents shall be the State or Federal courts situated in the County of Santa Clara, California. THE PARTIES ACKNOWLEDGE AND AGREE THAT IN ANY SUCH LAWSUIT, THEY EACH WAIVE THE RIGHT TO TRIAL BY JURY AND THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY TO ENTER INTO THIS FORBEARANCE AGREEMENT.

    Successors. The parties hereto expressly agree and covenant that this Forbearance Agreement shall inure to the benefit of and be binding upon their respective representatives, successors, trustees and assigns. With the exception of the foregoing, this Forbearance Agreement is not for the benefit of any other parties apart from PBF and STI.

    Effectuation of Forbearance Agreement. The parties hereto agree to do all things and to execute all documents reasonably necessary to effectuate the provisions of this Forbearance Agreement, including execution and delivery of any documents necessary or appropriate to ensure the existence, priority, validity or perfection of any security interest of PBF. Furthermore, STI agrees to execute whatever documents are necessary and to cooperate with PBF in providing notice to account debtors for Purchased Accounts that such accounts have been purchased by PBF and that PBF is entitled to payment of the proceeds thereof.

    Entire Agreement. This Forbearance Agreement contains the entire agreement between the parties pertaining to the subject matter herein, and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings, with the exception of the Factoring Documents. The parties, and each of them, understand that this Forbearance Agreement is made without reliance upon any inducement, statement, promise, or representation other than those contained within this Forbearance Agreement.

    Validity of Forbearance Agreement. If any of the provisions of this Forbearance Agreement or the application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Forbearance Agreement and such provisions as apply to other persons, places and circumstances shall remain in full force and effect.

    Voluntary Execution. This Forbearance Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of any of the parties hereto.

    Acknowledgments with Respect to this Forbearance Agreement. The parties acknowledge that:

      They have read this Forbearance Agreement and have not relied upon any statement or representation of any kind of any other party, except as set forth in this Forbearance Agreement;

      They have been represented in the preparation, negotiation and execution of this Forbearance Agreement by legal counsel of their own choice and have received full and complete advice from such counsel or have knowingly, intentionally and voluntarily waived their right to such representation and advice;

      They understand the consequences and terms of this Forbearance Agreement and of the releases and waivers it contains; and

      They are fully aware of the legal and binding effect of this Forbearance Agreement.

    Time of the Essence. Time is of the essence of this Forbearance Agreement.

    Execution in Counterparts. This Forbearance Agreement may be executed in an original or one or more counterparts, each of which shall constitute a duplicate original.

    Headings. The headings and numbers used in this Forbearance Agreement are included for purpose and convenience of reference only. They shall not be used to explain, limit, or extend the meaning of any part of this Forbearance Agreement.

    Waiver Only in Writing. No party to this Forbearance Agreement may be deemed in the future to have waived or relinquished any power, right, or remedy hereunder except by a writing signed by the party giving the waiver and delivered to the other parties and acknowledged in writing by the party or parties hereto benefiting from the waiver. No failure of any party to exercise any power, right, or remedy given to it hereunder, or to insist on compliance by any other party with any obligation, condition, or covenant hereunder, and no custom or practice of any party at variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof. Waiver of any particular default shall not affect or impair the waiving party's rights with respect to subsequent defaults of the same or of a different nature; nor shall any delay or omission of any party to exercise any of its rights arising from a default of another party affect or impair such party's rights as to said default or to any subsequent default.

    No Contest and Construction of Forbearance Agreement. Each of the parties to this Forbearance Agreement agrees that it will not seek to have any portion or provision of this Forbearance Agreement, or the Forbearance Agreement as a whole, rendered or declared unenforceable. Further, each of the parties hereto acknowledges and agrees that this Forbearance Agreement has been negotiated and drafted by all parties hereto and that it is not to be construed or interpreted more strongly against any party hereto than any other party hereto.

    Amendments. This Forbearance Agreement shall not be modified, amended or altered without the written consent of all parties.

    Reporting Requirements. During the term of this Forbearance Agreement, STI has the following reporting requirements at the address in section 14 above:

      Upon reasonable request of PBF, STI shall deliver to PBF written cash flow projections in a form satisfactory to PBF; and

      Within five business days of completion, a copy of the minutes of each of STI's board of director meetings.

    Each of the foregoing shall be delivered to PBF's address set forth in section 14 above accompanied by a certification in a form acceptable to PBF by an officer of STI that the information provided is true, complete and correct to STI's knowledge.

    Termination Of Forbearance. Unless earlier terminated in accordance with the terms of this Forbearance Agreement, PBF's forbearance shall terminate on May 4, 2004, at which time all sums owing under the Factoring Documents and this Forbearance Agreement shall be paid in full.

IN WITNESS WHEREOF, this Forbearance Agreement has been executed as of the date first above written.

PACIFIC BUSINESS FUNDING,

a division of CUPERTINO NATIONAL BANK

By:

Its:

SOUTHWALL TECHNOLOGIES INC.,

a Delaware corporation

By:

Its:

1. Definitions 3

2. Acknowledgment 3

3. Payments/Warrants 3

4. Applications of Funds 3

5. Forbearance 3

6. Acknowledgment of Certain Material Facts 4

7. Audits; Inspections 4

8. Warranty and Release 5

9. Notice of Material Events 6

10. Relationship of PBF and Other Parties to this Forbearance Agreement 6

11. Default 6

12. No Waiver of Default 7

13. Notice 7

14. Governing Law 8

15. Successors 8

16. Effectuation of Forbearance Agreement 8

17. Entire Agreement 8

18. Validity of Forbearance Agreement 9

19. Voluntary Execution 9

20. Acknowledgments with Respect to this Forbearance Agreement 9

21. Time of the Essence 9

22. Execution in Counterparts 9

23. Headings 9

24. Waiver Only in Writing 9

25. No Contest and Construction of Forbearance Agreement 10

26. Amendments 10

27. Reporting Requirements 10

28. Termination Of Forbearance 10